UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)      May 14, 2009

American River Bankshares

(Exact name of registrant as specified in its chapter)

California	0-31525	68-0352144

(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Zinfandel Drive, Suite 450, Ranch Cordova, California		95670

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (916) 851-0123

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 5 Pages
The Index to Exhibits is on Page 3

Item 1.01.   Entry into a Material Definitive Agreement.

On May 14, 2009, the registrant executed an amendment to a lease (the “Lease Amendment”) with Marjorie Wood-Taylor, Trustee of Marjorie Wood-Taylor Trust Established by Declaration of Trust dated September 2, 1992 under the provisions of a Trust Agreement dated September 2, 1992. The Lease Amendment relates to office space currently occupied by one of the issuer’s subsidiaries, American River Bank. The premises are located at 10123 Fair Oaks Boulevard, Fair Oaks, California. This amendment is the second amendment to a lease originally dated April 5, 1984. The Lease Amendment is for an additional term of sixty (60) months, expiring on February 28, 2014. The foregoing description is qualified by reference to the Lease Amendment attached as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(c)	Exhibits

99.1

Second Amendment to Commercial Lease Agreement between Marjorie Wood-Taylor, Trustee of Marjorie Wood-Taylor Trust Established by Declaration of Trust dated September 2, 1992 under the provisions of a Trust Agreement dated September 2, 1992, and American River Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

/s/ Mitchell A. Derenzo

May 14, 2009	Mitchell A. Derenzo, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Page

99.1	Second Amendment to Commercial Lease Agreement between Marjorie Wood-Taylor, Trustee of Marjorie Wood-Taylor Trust Established by Declaration of Trust dated September 2, 1992 under the provisions of a Trust Agreement dated September 2, 1992, and American River Bank.	4